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                                                       EXHIBIT (21)

                  Subsidiaries of New England Power Company
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

 State of Incorporation or
Name of Company                                 Organization
---------------                         -------------------------

Connecticut Yankee Atomic               Connecticut
  Power Company

Maine Yankee Atomic                     Maine
  Power Company

Vermont Yankee Nuclear                  Vermont
  Power Corporation

Yankee Atomic Electric Company          Massachusetts
